Exhibit 99.1

Contact:	Karla Harvill
770-393-5091

Gold Kist Inc. Reports Fiscal First Quarter 2005 Results

ATLANTA, Ga. (February 9, 2005) – Gold Kist Inc. (NASDAQ:GKIS) today reported financial results for the first fiscal quarter ended January 1, 2005. Net income for the first fiscal quarter was $4.2 million, or $0.08 per diluted share, compared with net income of $3.4 million for the quarter ended December 27, 2003. Excluding tax affected charges related to conversion expenses and debt prepayment interest expense totaling $7.0 million, or $0.14 per diluted share, adjusted net income was $11.2 million or $0.22 per diluted share. Net sales for the first quarter of fiscal 2005 increased 2.8 percent to $552.0 million from $536.9 million in the quarter ended December 27, 2003.

Commenting on the results, John Bekkers, president and chief executive officer, said, “The increase in net sales for the quarter was due primarily to an approximate 5.4 percent increase in broiler pounds produced, partially offset by a 2.9 percent decline in average broiler sales prices. Broiler prices have improved in recent weeks, and a continuation of this trend should favorably impact sales and earnings for the next fiscal quarter ending April 2, 2005.

“Net operating income for the quarter ended January 1, 2005, declined to $21.5 million from $39.2 million in the comparable period last year. The decline was due to lower broiler prices and higher feed ingredient costs, which were 6.6 percent higher during the first quarter of fiscal 2005. Although cash market prices for soybean meal and corn moved lower during the first quarter, the declines were partially offset by our priced-forward purchase contracts that were entered into previously to secure a portion of the Company’s feed ingredient requirements. These positions reduced operating income for the quarter by $8.8 million. All of these contracts have been delivered, which will allow us to benefit from expected lower feed ingredient costs during the remainder of fiscal 2005.”

Gold Kist Inc. will hold a conference call to discuss this press release today, February 9, 2004, at 2:00 p.m. Eastern time. Investors will have the opportunity to listen to a live Internet broadcast of the conference call through the Company’s Web site at www.goldkist.com or through www.fulldisclosure.com. To listen to the live call, please go to the Web site at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, an Internet replay will be available shortly after the call and continue through February 16, 2005. If Internet access is unavailable, you may participate on the live call by telephone by dialing (800) 289-0518. The confirmation number for this call is 840387. Gold Kist will also file a first quarter report on Form 10-Q with the Securities and Exchange Commission that will contain additional details on its financial results for the quarter.

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Gold Kist Announces Fiscal 2005 First Quarter Financial Results

February 9, 2005

This news release contains “forward-looking statements” as defined in the federal securities laws regarding Gold Kist’s beliefs, anticipations, expectations or predictions of the future. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include uncertainties relating to the fluctuations in the commodity prices of feed ingredients and broiler products as well as other risks described under “Risk Factors” in our Quarterly Report on Form 10-Q and subsequent filings with the Securities and Exchange Commission. Gold Kist undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Gold Kist

Gold Kist is the third largest chicken company in the United States, accounting for more than 9 percent of chicken produced in the United States in 2004. Gold Kist operates a fully-integrated chicken production business that provides processing, purchasing and marketing services. Gold Kist’s production operations include nine complexes located in Alabama, Florida, Georgia, North Carolina and South Carolina. For more information, visit our Web site at www.goldkist.com.

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Gold Kist Announces Fiscal 2005 First Quarter Financial Results

February 9, 2005

GOLD KIST INC.

CONSOLIDATED BALANCE SHEETS

(Dollar Amounts, Except Share Amounts, in Thousands)

(Unaudited)

	October 2, 2004	January 1, 2005
ASSETS
Current assets:
Cash and cash equivalents	$175,289	$132,708
Receivables, net	115,015	114,558
Inventories	238,892	217,824
Deferred income taxes	15,732	15,649
Other current assets	38,577	30,633

Total current assets	583,505	511,372

Investments	13,072	13,179
Property, plant and equipment, net	247,398	255,368
Deferred income taxes	13,215	12,615
Other assets	65,652	58,230

	$922,842	$850,764

LIABILITIES AND EQUITY
Current liabilities:
Notes payable and current maturities of long-term debt	$20,875	$20,402
Accounts payable	84,121	80,753
Accrued compensation and related expenses	42,556	24,508
Other current liabilities	88,049	78,450

Total current liabilities	235,601	204,113

Long-term debt, less current maturities	281,408	209,767
Accrued pension costs	37,387	31,157
Accrued postretirement benefit costs	6,760	5,798
Other liabilities	44,138	47,309

Total liabilities	605,294	498,144

Patrons’ and other equity / stockholders’ equity:
Preferred stock, authorized 100,000,000 shares	—	—
Common stock, $1.00 par value; authorized 500,000 shares at October 2, 2004; and $0.01 par value; authorized 900,000,000 shares as of January 1, 2005; issued and outstanding; 2,449 shares as of October 2, 2004, and 50,702,000 shares as of January 1, 2005	2	507
Additional paid-in capital	—	397,800
Deferred stock compensation	—	(7,297)
Patronage reserves	232,569	—
Accumulated other comprehensive loss	(42,318)	(42,318)
Retained earnings	127,295	4,193
Less: Treasury stock, 24,123 shares	—	(265)

Total patrons’ and other equity / stockholders’ equity	317,548	352,620

	$922,842	$850,764

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Gold Kist Announces Fiscal 2005 First Quarter Financial Results

February 9, 2005

GOLD KIST INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	Dec. 27, 2003	January 1, 2005
Net sales	$536,927	$551,958
Cost of sales	468,717	504,122

Gross profit	68,210	47,836
Distribution, administrative and general expenses	29,023	24,966
Conversion expenses	—	1,418

Net operating income	39,187	21,452

Other income (expenses):
Interest and dividend income	144	825
Interest expense	(6,782)	(7,090)
Senior debt prepayment interest expense and pro-rata write-off of fees and discount	—	(10,016)
Unrealized loss on investment	(18,486)	—
Miscellaneous, net	291	1,702

Total other expenses, net	(24,833)	(14,579)

Income before income taxes	14,354	6,873
Income tax expense	10,949	2,680

Net income	$3,405	$4,193

Net income per common share:
Basic	$—	$0.08

Diluted	$—	$0.08

Weighted average common shares outstanding:
Basic	—	49,973

Diluted	—	50,131

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Gold Kist Announces Fiscal 2005 First Quarter Financial Results

February 9, 2005

GOLD KIST INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in Thousands)

(Unaudited)

	Three Months Ended
	Dec. 27, 2003	January 1, 2005
Cash flows from operating activities:
Net income	$3,405	$4,193
Non-cash items included in net income from operations:
Depreciation and amortization	9,539	11,063
Unrealized loss on investment	18,486	—
Pension and other benefit plans expense	1,824	2,214
Deferred income tax expense	8,051	683
Other	(1,726)	1,625
Changes in operating assets and liabilities:
Receivables	3,708	457
Inventories	(4,152)	21,068
Other current assets	(31)	3,342
Accounts payable, accrued and other expenses	4,808	(22,270)

Net cash provided by operating activities	43,912	22,375

Cash flows from investing activities:
Acquisitions of property, plant and equipment	(5,769)	(17,688)
Contributions to pension and other benefit plans	(344)	(7,929)
Other	441	4,376

Net cash used in investing activities	(5,672)	(21,241)

Cash flows from financing activities:
Principal repayments of long-term debt	(35,688)	(73,181)
Patronage refunds and other equity paid in cash	(456)	(3,165)
Initial public offering, net of underwriting and offering expenses	—	138,859
Cash distributions to members and equity holders	—	(105,963)
Treasury stock acquired	—	(265)

Net cash used in financing activities	(36,144)	(43,715)

Net change in cash and cash equivalents	2,096	(42,581)
Cash and cash equivalents at beginning of period	13,875	175,289

Cash and cash equivalents at end of period	$15,971	$132,708

Supplemental disclosure of cash flow information:
Cash paid (received) during the quarters for:
Interest (net of amounts capitalized)	$7,280	$10,557

Income taxes, net	$(438)	$98

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